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(Logo)                                      One Sun Life Executive Park
                                            Wellesley Hills, MA 02481
                                            Tel: (781) 237-6030


                                                    April 26, 2000

Sun Life Assurance Company of Canada (U.S.)
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

   Re:  Registration Statement of Sun Life of Canada (U.S.)
           Variable Account I on Form S-6, File No. 333-68601

Gentlemen:

In my capacity as Product Officer for Sun Life Assurance Company of Canada, I have provided actuarial advice concerning: (a) the preparation of Post-Effective Amendment No. 3 to the registration statement for Sun Life of Canada (U.S.) Variable Account I filed on Form S-6 with the Securities and Exchange Commission under the Securities Act of 1933 (the "Registration Statement") under File No. 333-68601, regarding the offer and sale of flexible premium variable universal life insurance policies (the "Policies"); and (b) the preparation of policy forms for the Policies described in the Registration Statement.

It is my profession opinion that:

The illustrations of cash surrender values, account values, death benefits and accumulated premiums in the Appendix to the prospectus contained in the Registration Statement, are based on the assumptions stated in the illustrations, and are consistent with the provisions of the Policies. The rate structure of the Policies has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear to be more favorable to prospective purchasers of Policies aged 45 and 55 in the rate classes illustrated than to prospective purchasers of Policies, for male or females, at other ages.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Experts" in the prospectus.

                                         Very truly yours

                                         /s/ Georges Rouhart

                                         Georges Rouhart, FSA, MAAA
                                         Product Officer